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                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly report of Venture Catalyst Incorporated (the "Company") on Form 10-QSB for the quarterly period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kevin McIntosh, Senior Vice President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

                  1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                     By:           /s/ KEVIN MCINTOSH
                                        ---------------------------------------
                                                     Kevin McIntosh
                                         Senior Vice President, Chief Financial
                                                   Officer, Secretary
                                                      and Treasurer
Dated:    November 13, 2003